SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report:
                                 June 16, 1999
                         (Date of earliest event reported)




                           CITIZENS UTILITIES COMPANY
               (Exact name of Registrant as specified in charter)



          Delaware                    001-11001              06-0619596
(State or other jurisdiction   (Commission File Number)   (IRS Employer
      of incorporation)                                   Identification No.)



3 High Ridge Park, P.O. Box 3801, Stamford, Connecticut        06905
-------------------------------------------------------        -----
(Address of principal executive offices)                   (Zip Code)



                                 (203) 614-5600
               (Registrant's telephone number, including area code)


                           No change since last report
             (Former name or address, if changed since last report)


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Item 5.  Other Events.
         Citizens Utilities Company entered into a series of definitive agreements with U S West Communications, Inc., a wholly owned subsidiary of U S West to purchase local-exchange telephone properties serving approximately 530,000 telephone access lines in nine states for $1.65 billion in cash. The transaction involves certain U S West local -exchange properties in Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, North Dakota and Wyoming. The transaction does not include the sale of U S West Dex directories serving these properties. Approval of the sale is subject to review by federal and state regulatory agencies. The transfer of ownership, which will occur on a state-by-state basis, is expected to be completed in 2000. Citizens expects to temporarily fund the transaction with either cash and investment balances and bank credit facilities. Permanent funding of these access line purchases will come from the sale or other disposition of Citizens' public services properties.

Item 7.  Financial Statements, Exhibits.

         (c)      Exhibits

                  99.1 Press release of Citizens Utilities Company released June 16, 1999 announcing a series of definitive agreements to purchase 530,000 telephone access lines from U S West.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CITIZENS UTILITIES COMPANY
                                           Registrant




                                           By:/s/ Robert J.DeSantis
                                           ----------------------------
                                           Chief Financial Officer,
                                           Vice President and Treasurer




Date:    June 17, 1999